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                                                          EXHIBIT 21.1


                    SUBSIDIARIES OF THE REGISTRANT


SUBSIDIARY                                   JURISDICTION OF INCORPORATION
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K&D MagMotor Corp.                           Delaware

SatCon Film Microelectronics, Inc.*          Delaware

HyComp Acquisition Corp.                     Delaware

Ling Electronics, Inc.                       California

Ling Electronics, Ltd.                       United Kingdom

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* Doing business as "Film Microelectronics, Inc."